                                 Exhibit 10.71


                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT (the "Agreement"), made this 7th day of July, 2000 but with effect from January 1, 2000, is entered into by Lifeline Systems Canada, Inc., an Ontario Corporation with its principal place of business at 95 Barber Greene Road, Suite 105, Toronto, Ontario M3C 3E9, (the "Company"), and Leonard Wechsler, residing at 58 Millwood Road, Toronto, Ontario, M4S 1J7, Canada (the "Employee").

1.   Term of Employment.  The Company hereby agrees to continue to employ the
     ------------------
Employee, and the Employee hereby accepts the continuing employment with the Company, upon the terms set forth in this Agreement, for the period from January 1, 2000 (the "Commencement Date") and ending on December 31, 2002 ("the Employment Period") unless sooner terminated in accordance with the provisions of this Agreement. Upon expiration of the Employment Period, this Agreement and the Employee's employment shall terminate with payment on the part of the Company as provided for in Section 5.2, unless earlier terminated by the parties in accordance with this Agreement, or unless renewed or extended on mutually agreeable terms and conditions. For greater certainty, in the event the Company extends an offer of continued employment on terms and conditions no less favourable to the Employee as contained in this Agreement (including the provisions of Section 5.2 herein) and the Employee rejects such offer, then the Company shall have no payment obligation to the Employee upon expiration of the Employment Period.

2.   Title; Capacity.  The Employee shall serve as President of the Company.  As
     ---------------
President, the Employee shall report to the Chief Executive Officer (the "CEO") of Lifeline Systems, Inc., a Massachusetts corporation with its principal place of business at 111 Lawrence Street, Framingham, Massachusetts, 01702 ("Lifeline"). The Employee shall be subject to the supervision of, and shall have such authority as is delegated to him by, the CEO.

     The Employee hereby accepts such employment and agrees to undertake the duties and responsibilities inherent in such position and such other duties and responsibilities as the Board or its designee shall from time to time reasonably assign to him. The Employee agrees to devote his entire business time, attention and energies to the business and interests of the Company during his Employment. The Employee agrees to abide by the rules, regulations, instructions, personnel practices and policies of the Company and any changes therein which may be adopted from time to time by the Company.

     In the event that the Company is a party to a business transaction, whether by way of purchase or sale of assets, merger, liquidation or otherwise, whereby there is a change in the Company's organizational structure subsequent to which the Employee may be required to report to another executive responsible for foreign subsidiaries or the like, the Employee's reporting arrangements shall be altered accordingly, provided that the Employee remains the most senior executive located in Canada.
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                                      -2-

3.   Compensation and Benefits.
     -------------------------

     3.1  Salary.  The Company shall pay the Employee, in bi-weekly installments
          ------
in arrears, an annual gross salary of Cdn $170,000.00, less all applicable tax withholdings and statutory deductions. Effective March 1, 2001 and annually thereafter, such salary shall be subject to increase as determined by the Company, based on performance of the Employee.

     3.2  Bonuses.  For the period of January 1, 2000 to December 31, 2002, the
          -------
Employee shall be entitled to bonus payments in accordance with Schedule A attached hereto. All such bonus payments are subject to applicable tax withholdings and statutory deductions. The Employee's rights to bonuses on termination are set forth in Section 5 below.

     3.3  Fringe Benefits.  The Employee shall be entitled to participate in all
          ---------------
benefit programs, if any, that the Company establishes and makes available to its employees and to its senior management to the extent that the Employee's position, tenure, salary and other qualifications make him eligible to participate (the "Employee Benefits"). The Employee shall be entitled to 4 weeks paid vacation per year in addition to all statutory holidays in Ontario, to be taken at such times as are reasonable. The Employee understands and agrees that the Company reserves the right to unilaterally revise the terms of the Employee Benefits or to eliminate any Employee Benefits thereunder altogether. Benefits will be provided in accordance with the formal plan documents or policies and any issues with respect to entitlement or payment of benefits under any of the Employee Benefits will be governed by the terms of such documents or policies establishing the benefit in issue.

     3.4  Reimbursement of Expenses.  The Employee shall comply with, and shall
          -------------------------
be entitled to the reimbursement established pursuant to the Company's policies in effect from time to time with respect to travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement.

     3.5  Automobile Expenses.  The Company shall pay the Employee a monthly
          -------------------
automobile allowance of Cdn $1,000 in bi-weekly installments in arrears.

4.   Employment Termination.  The employment of the Employee by the Company
     ----------------------
pursuant to this Agreement shall terminate upon the occurrence of any of the following:


     4.1 Expiration of the Employment Period in accordance with Section 1 unless extended by the mutual agreement of the parties hereto.

     4.2 At the election of the Company, for cause, immediately upon written notice by the Company to the Employee. For the purposes of this Section 4.2, cause for termination shall mean (a) willful misconduct or gross negligence by the Employee or willful failure to perform his
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                                      -3-

responsibilities in the best interest of the Company (provided, that except in the case of criminal behaviour, the Employee shall be given at least one written notice specifying the nature of his misconduct); or (b) the breach of the Employee of Section 6 or 7 of this Agreement, which breach continues for 30 days subsequent to written notice from the Company to the Employee of the breach (unless such breach is material and is not susceptible to cure, in which case termination shall be deemed to be immediate).

     4.3 Upon the death or, at the election of the Company, upon the disability of the Employee. As used in this Agreement, the term "disability" shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 360 day period to perform the services contemplated under this Agreement. A determination of disability shall be made by a physician satisfactory to both the Employee and the Company; provided that if the Employee and the Company do not agree upon a physician, the Employee and the Company shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties;

     4.4 At the election of the Employee, upon not less than two months prior written notice of termination, in which event the Company may waive such notice, in whole or in part, upon payment to the Employee of salary and benefits otherwise payable in respect of such two month period.

     4.5 At the election of the Company without cause by providing the payments set out in Sections 5.2, or 5.3 if applicable, below.

5.   Effect of Termination.
     ---------------------

     5.1  Termination for Cause or Voluntary Termination.  In the event the
          ----------------------------------------------
Employee's employment is terminated for cause pursuant to Section 4.2, or at the election of the Employee pursuant to Section 4.4, the Company shall pay to the Employee the compensation and benefits otherwise payable to him under Section 3.1, 3.3, 3.4 and 3.5 through the last day of his actual employment by the Company. All amounts due to the Employee will be paid within seven (7) days of the date on which the employment terminates. For greater certainty, bonuses are payable and earned at the end of the relevant fiscal year and no bonus (pro rata or otherwise) will be paid or payable by the Company to the Employee in the event the Employee's employment is terminated for cause pursuant to Section 4.2, or in the event the Employee voluntarily resigns his employment.

     5.2  Termination Without Cause.
          -------------------------

     (a) In the event the Employee's employment is terminated at the election of the Company pursuant to Section 4.5, and in consideration of the Employee entering into this Agreement and the post-termination non-compete and non-solicitation agreement set forth in Section 6, the Company shall pay to the Employee (i) a lump sum amount equal to the base salary payable to him under
Section 3.1 for the remainder of the Employment Period or eighteen (18) months, whichever is greater, plus (ii) pay the pro-rated portion of Annual Performance Bonus earned in that calendar year up to the date of termination (which, for the purposes of this
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                                      -4-

Agreement, mean the date the Employee ceases to be actively employed by the Company without regard to any damages, severance obligations or notice of termination (statutory, contractual or at common law) plus (iii) in lieu of the Long Term Performance Bonus for the Employment Period an amount of $300,000, providing the Company is performing above the NIBT Goal thresholds referenced in Schedule A devided by Bonus Payments, less any Progress Payments paid in respect of Long Term Performance Bonus. In the event the Company is performing below the said NIBT Goal thresholds, then there will be no amount owing or payable in respect of the Long Term Performance Bonus. For greater certainty, in the event of cessation of employment for any reason whatsoever, no payment, pro-rated or otherwise, will be payable to the Employee in respect of the "Strategic Bonus". The payments contemplated in this Section 5.2 include all entitlement to either notice of termination or pay in lieu of notice and severance pay under the Employment Standards Act of Ontario. In the event that the minimum statutory requirements as at the date of termination provide a greater benefit than provided in this Agreement, such statutory requirements will replace the payments contemplated under this Agreement. All amounts due to the Employee, other than any bonuses which shall be paid out in accordance with Section 5.6, will be paid within fifteen (15) days of the end of the month during which the employment terminates. In addition to the payments set out herein, the Company shall, to the extent permitted by its applicable plans and policies, continue the Employee's basic group health and dental benefits until the earlier of the date the Employee obtains alternative employment providing health and dental benefits, or eighteen (18) months from the date of termination. As a condition of payment, the Employee agrees to deliver to the Company (including affiliates, subsidiaries, parents and affiliated corporations and their respective directors, officers and employees) a general release of all claims in a form reasonably satisfactory to the Company.

     (b) Prior to the expiry of the Employment Agreement, the parties agree to negotiate in good faith toward extension of the Agreement. In the event that the Company is unwilling to extend the Agreement on terms and conditions that are at least as favourable to the Employee as those provided for herein and the parties do not otherwise agree on terms and conditions of employment, then the Employee's employment will be terminated and the Company will pay the Employee in a lump sum equal to eighteen (18) months base salary payable to him under
Section 3.1 (the "Severance Pay"). In addition to the Severance Pay, provided the Employee has worked a minimum of three (3) months in the fiscal period in which the date of termination occurs, he will be paid an amount in lieu of Annual Performance Bonus, pro-rata to the date of termination, on a basis similar to that provided for in the expired Agreement. For greater certainty, in the event of cessation of employment for any reason whatsoever, no payment, pro-rated or otherwise, will be payable to the Employee in respect of the "Strategic Bonus". In addition to the payments set out herein, the Company shall, to the extent permitted by its applicable plans and policies, continue the Employee's basic group health and dental benefits until the earlier of the date the Employee obtains alternative employment providing health and dental benefits, or eighteen (18) months from the date of termination. Unless an extension is otherwise agreed on, the date of termination for this Section 5.2(b) shall be effective when: (i) the Employee has provided written notice requesting the Company renew the Agreement on terms at least as favourable as those provided for in the existing Agreement; and (ii) within fifteen (15) days of receiving the written notice or the expiration of the Employment Period, the Company and the Employee have not signed a replacement employment agreement. For greater certainty, in the event that the Company offers to extend this Agreement or offers a new employment agreement on terms
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                                      -5-

and conditions that are at least as favourable to the Employee as those provided for herein, and such offer is rejected by the Employee, then the Company shall have no further payment obligations to the Employee other than payments to the date of termination except as otherwise specifically set out in this Agreement.

          5.3  Termination Following a Change of Control If within twenty-four
               -----------------------------------------
(24) months following a "Change of Control" as defined in the Company's 1994 Stock Option Plan, the Employee's employment is terminated without cause or the Employee terminates his employment in the event his then responsibilities or conditions of employment, including base salary, fringe benefits (considered in the aggregate and not individually), bonus targets or opportunities (recognizing that actual bonus amounts may vary from year-to-year), are reduced or adversely effected, or if there is a significant relocation of the Employee's principal place of performing services which relocation is adverse to the Employee, then the Company will pay to the Employee severance in a lump sum amount equal to two
(2) years' annual base salary together with the Annual Performance Bonus and Long Term Performance Bonus calculated in the same manner as in Section 5.2(a)(i) and (ii) above. For greater certainty, no payment, prorated or otherwise, will be payable to the Employee in respect of the "Strategic Bonus". In addition to the payments set out, the Company shall, to the extent permitted by its applicable plans and policies, continue the Employee's basic group health and dental benefits until the earlier of the date the Employee obtains alternative employment providing health and dental benefits, or twenty-four (24) months from the date of termination. This Section 5.3 will continue beyond the end of the Employment Period of this Agreement provided the Employee continues with the Company as a regular active employee, whether by the extension, renewal or renegotiation of this Agreement or as an employee at-will. For greater certainty, in the event this Section 5.3 is applicable, then these provisions shall be in lieu of and not in addition to the payments and benefits provided for in Section 5.2. As a condition of payment, the Employee agrees to deliver to the Company (including affiliates, subsidiaries, parents and affiliated corporations and their respective directors, officers and employees) a general release of all claims in a form reasonably satisfactory to the Company.

          5.4  Termination for Death or Disability.  If the employment of the
               -----------------------------------
Employee is terminated by death or because of disability pursuant to Section 4.3, the Company shall pay to the estate of the Employee or to the Employee, as the case may be, the compensation which would otherwise be payable to the Employee through the date of his termination of employment because of death or disability. In addition, in the event of the Employee's death or disability during the Employment Period, the Company shall pay the Employee or his estate within fifteen (15) days after his death or termination due to disability, a lump sum payment equal to one year's base salary under Section 3.1; plus pay the pro-rated portion of Annual Performance Bonus earned in that calendar year up to the date of termination and pay the pro-rated portion of Long Term Performance Bonus earned up to the date of termination, less any Progress Payments paid in respect of Long Term Performance Bonus. For greater certainty, no payment, prorated or otherwise, will be payable to the Employee in respect of the "Strategic Bonus".

          5.5  Options.  In the event of a termination pursuant to paragraphs
               -------
4.1, 4.2, 4.3, 4.4 and 4.5 herein, the Employee shall have the right to exercise all options of Lifeline Systems, Inc. previously granted that have vested as of the date of termination (which, for the purposes of this Agreement, shall mean the date the Employee ceases to be actively employed by the Company
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                                      -6-

without regard to any damages, severance obligations or notice of termination (contractual, statutory or at common law). The Employee ceases to vest any additional options on such date of termination and the Employee has three (3) months from such date to exercise any vested options.

     5.6  Bonus Payments.  In the event that any bonus is payable pursuant to
          --------------
Sections 5.2, 5.3 or 5.4 herein, then such bonus will be payable within thirty
(30) days after the end of the relevant fiscal year and once the figures necessary to calculate the applicable bonus payments are available. The Employee shall be granted such reasonable access he may request to all books and records of the Company as may be reasonably required with respect to the calculation of bonus payments for the relevant fiscal year. All bonus amounts shall be deemed final, binding and conclusive unless, within sixty (60) days of payment by the Company, the Employee has given written notice to the Company disputing any such amounts.

     5.7  Survival.  The provisions of Sections 6 and 7 shall survive the
          --------
termination of this Agreement.

6.   Non-Compete.
     -----------

     (a)  The Employee acknowledges that the restrictions contained in this
Section 6 will not materially or unreasonably interfere with the Employee's ability to earn a living.

     (b) During the Employment Period and for a period of two (2) years after the date of termination of the Employee's employment (howsoever caused) or expiration of the Employment Period, the Employee will not directly or indirectly, within Canada or the United States of America:

          (i) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than one (1%) percent of the total outstanding stock of a publicly held company), engage in the business of developing, producing, marketing or selling personal and medical emergency response products and services of the kind or type produced, marketed or sold by Lifeline Systems, Inc. or by the Company on the date hereof or any other business engaged in by the Company after the date hereof in which the Employee has material involvement (collectively, the "Business"); or

          (ii) recruit, solicit or induce, or attempt to induce, any employee or employees of the Company to terminate their employment with, or otherwise cease their relationship with, the Company or to accept any employment or consulting relationship with the Employee or any third party; or

          (iii) solicit for any purpose competitive with the Business of the Company, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Company which were contacted, solicited or served by employees of the Company while the Employee was employed by the Company.

     (c) If any restriction set forth in this Section 6 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable. The parties intend that the restrictions in this Section 6 shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America and each and every political subdivision of Canada.

     (d) The restrictions contained in this Section 6 are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Section 6 will cause the Company substantial and irrevocable damage and therefore, in the event of any such breach, in addition to such other remedies which may be available, the Company shall have the right to seek specific performance and injunctive relief.

     (e) For purposes of this Section 6, the "Company" refers to the Lifeline Systems Canada, Inc. and any of their respective affiliates, parents or subsidiaries.

     (f) The Employee acknowledges that he is party to non-competition and non-solicitation covenants in Sections 30.02 and 8.03 of that certain Stock Purchase Agreement among Caretel, the Company and the former stockholders of the Company dated as of the date hereof (the "Stock Purchase Agreement"). The Employee agrees that nothing in this Agreement shall be deemed to affect any provision of the Stock Purchase Agreement, including without limitation such non-competition and non-solicitation covenants. In the event that the non-competition and non-solicitation covenants in this Agreement would expire before those in the Stock Purchase Agreement, or vice versa, the Employee acknowledges his intention that he shall, following the first to expire of such covenants, continue to be bound until the other of such covenants expire by their terms.

     (g) Nothing contained in this Agreement and in particular paragraph 6(b)(i) is intended to restrict the Employee from, directly or indirectly, engaging in the business of security systems, access control systems or environmental monitoring or participating in any entity provided that the activities that compete with the Company are not a significant portion of the business of the entity and do not become so within the period of restriction.

7.   Proprietary Information and Developments.
     ----------------------------------------

     7.1   Proprietary Information.
           ------------------------

     (a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company's business or financial affairs (collectively, "Proprietary Information") is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include inventions, products, processes, methods, techniques, formulas, compositions, compounds, projects, developments, plans, research, data, clinical data, financial data, personnel data, computer programs and customer and supplier lists. Employee will not disclose any Proprietary
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                                      -8-

Information to others outside the Company other than for the Company's purposes and the performance of his services hereunder or use of the same for any unauthorized purposes without written approval by an authorized officer of the Company, either during or after his employment, unless and until such Proprietary Information has become public knowledge without fault by the Employee.

     (b) The Employee agrees that all files, letters, memoranda, reports, records, data, sketches, drawings, laboratory notebooks, program listings or other written, photographic or other tangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his duties for the Company, and will be returned by the Employee at the termination of his employment hereunder.

     (c) The Employee agrees that his obligation not to disclose or use information, know-how and records of the types set forth in paragraphs (a) and
(b) above, also extends to such types of information, know-how, records and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company's business.

     (d) For the purposes of this Section 7, the "Company" refers to the Company Lifeline and any of their respective affiliates.

7.2  Developments.
     ------------

     (a) The Employee will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, methods, developments, software and works of authorship, whether patentable or not, which are created, made, conceived or reduced to practice by the Employee or under his direction or jointly with others during his employment by the Company, whether or not during normal working hours or on the premises of the Company which relate to the Business of the Company (all of which are collectively referred to in this Agreement as "Developments"). The Employee waives any and all moral rights he may have to all such developments.

     (b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications.

     (c) The Employee agrees to provide reasonable cooperation to the Company, both during and after his employment with the Company, with respect to the procurement , maintenance, enforcement of copyrights, patents (in the United States, Canada and foreign countries) relating to Developments. Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignment of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.
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                                      -9-

7.3  Other Agreements.  The Employee hereby represents that he is not bound by
     ----------------
the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such previous employer or any other party. The Employee further represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust to his employment with the Company.

8.   Notices. All notices required or permitted under this Agreement shall be in
     -------
writing and shall be deemed effective upon personal delivery or facsimile transmission or on the fourth business day following deposit in either the Canada Post Office or the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 8.

9.   Pronouns.  Whenever the context may require, any pronouns used in this
     --------
Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

10.  Dollar Amounts.  All dollar amounts referenced in this Agreement shall
     --------------
mean Canadian dollars.

11.  Entire Agreement.  This Agreement constitutes the entire agreement between
     ----------------
the parties and supercedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

12.  Amendment.  This Agreement may be amended or modified only by a written
     ---------
instrument executed by both the Company and the Employee.

13.  Governing Law.  This Agreement shall be construed, interpreted and enforced
     -------------
in accordance with the Laws of Ontario.

14.  Successors and Assigns.  This Agreement shall be binding upon and inure to
     ----------------------
the benefit of both parties and their respective successors and assigns, including any corporation with which or into which the Company or Lifeline may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him.

15.  Miscellaneous.
     -------------

     15.1 No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

     15.2 The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

     15.3 In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

16.  Agreement Not to Sell Shares.  The Company acknowledges that the
     ----------------------------
restriction on the Employee's ability to sell his shares in Lifeline Systems, Inc. as contained in the initial Employment Agreement entered into between the parties is no longer applicable. The Employee is free to sell his shares at any time and Lifeline Systems, Inc. agrees to remove the endorsement on any share certificate immediately upon request by the Employee.

17.  Acknowledgments.  The Employee acknowledges that, (a) he has had sufficient
     ---------------
time to review this Agreement; (b) he has read and understands the terms of the Agreement and the obligations hereunder; (c) he has been given an opportunity to obtain independent legal advice concerning the interpretation and affect of this Agreement; and (d) he has received a fully executed counterpart copy of this Agreement.

18.  Taxes.  The Employee acknowledges and agrees that he is solely and
     -----
responsible for all tax liability resulting from his receipt of monies or benefits pursuant to this Agreement and that all payments, perquisites or benefits shall be subject to withholding of such amounts, if any, relating to tax or other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

IN WITNESS WHEREOF, each of the parties have executed counterpart copies of this Agreement under seal.


LIFELINE SYSTEMS CANADA INC.


By:  /s/ Ronald Feinstein                           By: /s/ Leonard Wechsler
     ----------------------------------------           ------------------------
Name:  Ronald Feinstein                                 Leonard Wechsler (l/s)
Title: Chairman, Lifeline Systems Canada Inc.